Exhibit 16.1

Harper & Pearson Company

One Riverway, Suite 1000

Houston, Texas 77056

May 1, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Re:

Teda Travel Group Incorporated

File No. 000-30264

Dear Sir or Madam:

We have read Item 4 “Changes in Registrant’s Certifying Accountant” of the Form 8-K of Teda Travel Group Incorporated dated May 1, 2004. We agree with the statements contained therein, including that we are no longer the Independent Certified Public Accountants for any future Securities Exchange Act of 1933 and Securities Exchange Act of 1934 filings.

Very truly yours,

/s/ Harper & Pearson Company

Harper & Pearson Company

Houston, Texas